EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249924, 333-71044, 333-145116, 333-113426, 333-169015, and Post-Effective Amendment Registration Statement No. 1 to 333-113426 on Form S-8 of our report dated June 9, 2022 relating to the financial statements of Graham Corporation appearing in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Rochester, New York
June 9, 2022